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                                                                     EXHIBIT 5.1
                                                                     -----------

                               PHILLIPS & HADDAN
                                Attorneys at Law
                        4695 MacArthur Court, Suite 840
                        Newport Beach, California 92660
                                 (714) 752-6100
                            Facsimile (714) 752-6161

                                January 29, 1997



SUMMA INDUSTRIES
21250 Hawthorne Boulevard
Suite 500
Torrance, California 90503

     Re: Registration of Shares of Common Stock Issuable Pursuant to 1995 Stock Option Plan
          --------------------------------------------------------

Ladies and Gentlemen:

     In connection with the pending Registration Statement on Form S-8 (the "Registration Statement") filed by our client, Summa Industries, a California corporation (the "Company"), pertaining to the issuance and sale of up to an aggregate of 250,000 shares of the Company's Common stock (the "Shares") issuable upon exercise of options granted and to be granted under the Company's 1995 Stock Option Plan (the "Plan"), we have been requested to provide our opinion as to certain legal matters regarding the issuance of the Shares.

     For the purpose of rendering this opinion, we have made such legal and factual examination and inquiries as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination and inquiries, and relying thereon, we are of the opinion that the Shares, when issued and sold upon exercise of options granted and to be granted under the Plan on the terms and conditions set forth therein, will be duly authorized and validly issued, fully paid and nonassessable under the laws of the State of California.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under Item 5 of Part II of the Registration Statement.

                                 Very truly yours,

                                 PHILLIPS & HADDAN


                                 By:  /s/ JAMES M. PHILLIPS, JR.
                                      ---------------------------------
                                      James M. Phillips, Jr.